Exhibit 99.1

RALCORP HOLDINGS, INC.

QUARTERLY FINANCIAL DATA (Unaudited)

(In millions)

	Three Months Ended				Year Ended Sept. 30, 2008
	Dec. 31, 2007	Mar. 31, 2008	June 30, 2008	Sept. 30, 2008
Net Sales
Cereals	$180.7	$181.0	$194.4	$380.4	$936.5
Frozen Bakery Products	182.5	176.5	174.1	178.7	711.8
Snacks	177.7	164.4	166.0	178.9	687.0
Sauces and Spreads	109.8	119.7	124.1	135.5	489.1

Total	$650.7	$641.6	$658.6	$873.5	$2,824.4

Profit Contribution
Cereals	$20.6	$19.5	$20.4	$57.6	$118.1
Frozen Bakery Products	17.7	15.1	15.1	15.8	63.7
Snacks	13.2	7.2	11.7	15.0	47.1
Sauces and Spreads	1.7	3.2	4.2	6.6	15.7

Total segment profit contribution	53.2	45.0	51.4	95.0	244.6
Interest expense, net	(11.5)	(11.0)	(11.1)	(21.0)	(54.6)
Gain on forward sale contracts	37.8	24.5	21.7	27.8	111.8
Gain on sale of securities	—	—	—	7.1	7.1
Restructuring charges	(.7)	(.7)	(.3)	—	(1.7)
Stock-based compensation expense	(3.2)	(2.8)	(2.3)	(3.2)	(11.5)
Post Foods transition and integration costs	—	—	(1.6)	(6.3)	(7.9)
Post Foods inventory valuation adjustment	—	—	—	(23.4)	(23.4)
Other unallocated corporate expenses	(5.9)	(5.8)	(4.3)	(7.9)	(23.9)

Earnings before income taxes and equity earnings (loss)	$69.7	$49.2	$53.5	$68.1	$240.5

Depreciation and Amortization
Cereals	$5.2	$4.2	$5.1	$15.0	$29.5
Frozen Bakery Products	9.2	9.2	8.9	9.0	36.3
Snacks	5.1	5.2	5.1	4.8	20.2
Sauces and Spreads	2.0	2.1	2.0	2.2	8.3
Corporate	1.3	1.4	1.3	1.2	5.2

Total	$22.8	$22.1	$22.4	$32.2	$99.5